Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-172299) and Form S-8 (File Nos. 333-01419, 333-45661, 333-64160, 333-125072 and 333-183414) of Dover Corporation of our report dated February 15, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
February 15, 2013